Exhibit 10.9

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is dated as of June 24_, 2024 (the “Second Amendment Effective Date”), by and between ARE-MA REGION NO. 94, LLC, a Delaware limited liability company (“Landlord”), and OMEGA THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.
Landlord and Tenant are parties to that certain Lease Agreement dated as of November 4, 2021, as amended by that certain First Amendment to Lease dated as of May 3, 2023 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain “Premises” known as (i) Suite 501, (ii) chemical storage rooms CC5 and RC5, (iii) penthouse storage room PH5, and (iv) Suite 105, containing approximately 89,246 rentable square feet of space in that certain building known as 140 First Street, Cambridge, Massachusetts. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.
Landlord and Tenant desire to amend the Lease as provided in this Second Amendment.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Affiliate Transactions.

a.
As of the Second Amendment Effective Date, the second paragraph of Section 22(c) of the Original Lease is hereby deleted and replaced with the following:

“Notwithstanding anything to the contrary contained in this Lease, Tenant may from time to time enter into license agreements (each, a “Shared Space Arrangement”) with affiliates of any Flagship Pioneering Entity (each, a “Space Occupant”) to use portions of the Premises as “Shared Space Area” for a period not to exceed 36 months in the aggregate, and such Shared Space Arrangements shall not require Landlord’s consent under Section 22 of this Lease but Tenant shall be required to provide Landlord with a copy of each such Shared Space Arrangement and, prior to the effective date of each such Shared Space Arrangement and prior to any use of the Premises by such Space Occupant, (i) Tenant and the Space Occupant shall be required to execute the acknowledgment in the form attached hereto as Exhibit G, and (ii) Tenant shall deliver an insurance certificate to Landlord from the Space Occupant, as insured, evidencing no less than the insurance requirements set forth in Section 17 of the Lease. The rights set forth in this paragraph are personal to Omega Therapeutics, Inc., and any assignee of Omega Therapeutics, Inc. pursuant to a Permitted Assignment and, except with respect to such assignee pursuant to a Permitted Assignment, shall not inure to the benefit of any successor, assignee or subtenant of Omega Therapeutics, Inc. Tenant shall be fully responsible for the conduct of all Space Occupants and the agents, servants, employees, invitees and contractors of each Space Occupant within the Shared Space Area and the Project, and Tenant’s indemnification obligations set forth in the Lease shall apply with respect to the conduct of such parties within the Shared Space Area and Project.”

b.
As of the Second Amendment Effective Date, the “Form of Shared Space Consent” attached to the Lease as Exhibit G of the Lease is hereby deleted in its entirety and replaced with the “Form of Shared Space Acknowledgment” attached to this Second Amendment as Exhibit A.

2.
OFAC. Tenant and, to Tenant’s knowledge, all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the Term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

3.
Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Second Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Second Amendment.

4.
Miscellaneous.

a.
This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.
This Second Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective agents and assigns.

c.
This Second Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Second Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

d.
Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment. In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment shall prevail. Whether or not specifically amended by this Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

[Signatures are on the next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

TENANT:

OMEGA THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Mahesh Karande
Name:	Mahesh Karande
Its:	President and CEO, Omega Therapeutics

☒ I hereby certify that the signature, name, and title above are my signature, name and title.

LANDLORD:

ARE-MA REGION NO. 94, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership, managing member

	By:	ARE-QRS CORP.,
a Maryland corporation, general partner

		By:	/s/ Allison Grochola
Allison Grochola
SVP - Real Estate Legal Affairs

Exhibit A

FORM OF SHARED SPACE ACKNOWLEDGMENT

This Acknowledgment (this “Acknowledgment”) is made as of , 202 , by and among OMEGA THERAPEUTICS, INC., a Delaware corporation (“Tenant”), having an address of

, (“Space Occupant”), having an address of , and ARE-MA REGION NO. 94, LLC, a Delaware limited liability company, having an address of 26 North Euclid Avenue, Pasadena, California 91101 (“Landlord”), with reference to the following Recitals.

R E C I T A L S

A.
Landlord and Tenant have entered into that certain Lease Agreement dated November 4, 2021 (as the same may have been amended and may in the future be amended, the “Lease”) wherein Tenant leases certain premises consisting of approximately 89,246 rentable square feet (the “Premises”) in a building located at 140 First Street, Cambridge, Massachusetts. All initially capitalized terms not otherwise defined in this Acknowledgment shall have the meanings set forth in the Lease unless the context clearly indicates otherwise.

B.
Tenant and Space Occupant have entered into a Shared Space Arrangement dated as of

, 20 (the “License”), a copy of which is attached hereto as Exhibit A pursuant to which Space Occupant has the right use and occupy a portion of the Premises, as more particularly described in in the License.

NOW, THEREFORE, as required under Section 22(c) of the Lease, Tenant, Landlord and Space Occupant hereby acknowledge and agree:

1.
Tenant and Space Occupant each represent and warrant to Landlord that the copy of the License attached hereto as Exhibit A is true, correct and complete.
2.
The terms of the License are subject and subordinate to the terms of the Lease. Landlord shall have no obligations to Space Occupant or any party claiming by or through Space Occupant.
3.
If the Lease terminates, then the License shall automatically terminate concurrently therewith.
4.
All waivers and releases set forth in the Lease that apply as between Landlord and Tenant thereunder shall also apply as between Landlord and Licensee.
5.
Tenant shall delivery to Landlord a certificate of insurance from Space Occupant, as insured, evidencing no less than the insurance requirements set forth in Section 17 of the Lease concurrent with Tenant’s delivery to Landlord of a fully executed copy of this Acknowledgment and prior to the expiration of the expiration of such policy.
6.
Tenant hereby indemnifies and agrees to hold Landlord harmless from and against any loss or liability arising from any commissions or fees payable in connection with the License.
7.
Notwithstanding anything in the License to the contrary, Landlord and Space Occupant each hereby release the other, and waive their respective rights of recovery against the other for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried by such party to the extent of such insurance and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof.
8.
Tenant and Space Occupant agree that upon any conflict between the terms of the License and this Acknowledgment, the terms of this Acknowledgment shall control.
9.
This Acknowledgment and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the internal laws of Commonwealth of Massachusetts, without regard to its principles of conflicts of law.

10.
Tenant and Space Occupant are currently (a) in compliance with (and are required to at all times during the term of the License to remain) in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the License be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

This Acknowledgment may be executed in any number of counterparts and does not affect or modify the Lease. Tenant, Landlord and Space Occupant have caused their duly authorized representatives to execute this Acknowledgment as of the date first above written.

TENANT:

OMEGA THERAPEUTICS, INC.,

a Delaware corporation

By: Its:

□ I hereby certify that the signature, name, and title above are my signature, name and title.

SPACE OCCUPANT:

, a

By: Its:

□ I hereby certify that the signature, name, and title above are my signature, name and title.

LANDLORD:

ARE-MA REGION NO. 94, LLC,

a Delaware limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES, L.P.,

a Delaware limited partnership, managing member

By: ARE-QRS CORP.,

a Maryland corporation, general partner

By: Name: Its:

Exhibit A Copy of License